Exhibit 10.7

POWER OF ATTORNEY

I, [●], a Chinese citizen with Chinese Identification Card No.: [●], and a holder of [●]% of the entire registered capital in Junzhang Digital Technology (Shanghai) Co., Ltd. (the “Domestic Company”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Shanghai Eshallgo Enterprise Development (Group) Co., Ltd., (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in the Domestic Company (“My Shareholding”) during the term of this Power of Attorney:

The WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: (1) attending shareholders’ meetings of the Domestic Company; (2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and the Domestic Company’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and (3) designate and appoint, on behalf of myself, the legal representative, the directors, supervisors, the chief executive officer and other senior management members of the Domestic Company.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among me, the WFOE and the Domestic Company on [Date] and the Equity Pledge Agreement entered into by and among me, the WFOE and Domestic Company on [Date] (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of the Domestic Company, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity.

This Power of Attorney is signed on [●].

[●]

By:

Accepted by

Shanghai Eshallgo Enterprise Development (Group) Co., Ltd.

By:
Name:	[●]
Title:	[●]

Acknowledged by：

Junzhang Digital Technology (Shanghai) Co., Ltd.

By:
Name:	[●]
Title:	[●]